UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: October 21, 2002

Commission File No. 0-25842

PG&E Gas Transmission, Northwest Corporation
(Exact name of registrant as specified in its charter)

California	94-1512922
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1400 SW Fifth Avenue, Suite 900, Portland, OR	97201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (503) 833-4000

Item 5.    Other Events

This current report on Form 8-K includes forward-looking statements, including projections, that are necessarily subject to various risks and uncertainties. These statements are based on current expectations and assumptions which management believes are reasonable and on information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements. These statements should be read in conjunction with the forward-looking statement factors set forth in the Management Discussion and Analysis of Financial Condition and Results of Operations in the Form 10-Q Quarterly Report of PG&E GTN for the quarter ended June 30, 2002.

Rating Action

On October 11, 2002, Standard & Poor’s (S&P) announced its decision to downgrade the senior unsecured debt ratings of PG&E National Energy Group, Inc. (PG&E NEG) and several of its subsidiaries, including PG&E Gas Transmission Northwest, Corporation (PG&E GTN). S&P downgraded the senior unsecured debt of PG&E NEG to B- from BB+ and downgraded the senior debt of PG&E GTN to BB- from BBB+. The ratings on each of these companies remain on CreditWatch with negative implications. S&P stated that this rating action reflects the uncertainty facing PG&E NEG in reaching an agreement with its bank lenders regarding the impending October 21, 2002, maturity of a $431 million principal payment, and further noted that PG&E NEG “currently has no access to the capital markets and lacks adequate liquid funds to make the October 21, 2002, payment.”

S&P lowered PG&E GTN’s rating to below investment grade to reflect S&P’s maximum three-notch differential between the ratings of a ring fenced entity and its ultimate parent. Although S&P noted that PG&E GTN is “legally ring fenced,” and that PG&E GTN’s stand-alone credit quality remains good, S&P stated it could not view PG&E GTN’s rating on a stand-alone basis because of the 100% ownership by PG&E NEG and the guarantees that PG&E GTN holds on behalf of affiliates.

On October 16, 2002, Moody’s Investors Service, Inc. (Moody’s) downgraded the credit ratings of PG&E GTN’s senior unsecured indebtedness to Baa3 from Baa2 and also downgraded the ratings of certain other PG&E NEG subsidiaries. Moody’s stated that its action reflects that PG&E GTN and the other subsidiaries are wholly owned by PG&E NEG, “whose credit profile has deteriorated due to weak operating performance, low operating cash flow relative to its debt levels, and very tight liquidity” noting that PG&E NEG relies upon excess cash flow generated by PG&E GTN and certain other subsidiaries. Moody’s also noted that it has concerns about the ability of PG&E NEG to extend its revolving credit facility that expires on October 21, 2002.

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On October 18, 2002, Moody’s further downgraded PG&E GTN’s senior unsecured debt rating to Ba1 from Baa3. Moody’s kept these ratings under review for further possible downgrade. (On the same date, Moody’s also downgraded PG&E NEG’s senior unsecured debt, issuer and syndicated bank credit facility to B3 from B1, following Moody’s October 8, 2002 downgrade of PG&E NEG’s ratings to a below investment grade rating of B1 from the prior ratings of Ba2.) Moody’s kept these ratings under review for further possible downgrade.

As previously reported, PG&E GTN has provided guarantees to counterparties in support of PG&E NEG’s energy trading and non-trading activities related to PG&E NEG’s merchant energy portfolio which are conducted by PG&E Energy Trading Holdings Corporation and its subsidiaries (PG&E ET). S&P also downgraded the senior debt rating of PG&E ET to B- from BB+. The face amount of PG&E GTN’s guarantees, excluding guarantees relating to the tolling agreements discussed below, is $468 million. As of October 7, 2002, PG&E ET’s current net exposure (excluding exposure under the tolling agreements discussed below) guaranteed by PG&E GTN is approximately $83 million. The amount of exposure varies daily depending on changes in market prices and net changes in position. In light of the downgrade of PG&E GTN’s credit rating to below investment grade, some of PG&E ET’s counterparties may seek replacement security from PG&E ET to collateralize the exposure guaranteed by PG&E GTN. In the past, PG&E ET has been able to negotiate acceptable arrangements and reduce its overall exposure to counterparties when PG&E ET or its counterparties have faced similar situations. There can be no assurance that PG&E ET can continue to negotiate acceptable arrangements in the current circumstances. If PG&E ET is unable to provide such substitute collateral, the counterparties may make demand under PG&E GTN’s guarantees. PG&E GTN estimates that it has sufficient liquidity to meet such demands based on PG&E ET’s exposure guaranteed by PG&E GTN as of October 7, 2002.

PG&E GTN has issued a guarantee of PG&E ET’s payment obligations under an 8-year tolling agreement with DTE Georgetown, LP (DTE) in an amount not to exceed $24 million. By letter dated October 14, 2002, DTE provided notice to PG&E ET that the downgrade of PG&E GTN constituted a material adverse change under the tolling agreement between PG&E ET and DTE and that PG&E ET was required to post replacement security. PG&E ET has a 10-business day cure period within which to post such security. PGET has not posted replacement security. If PG&E ET fails to do so, DTE has the right to terminate the tolling agreement and seek recovery of damages based upon the difference between the amount that would have been paid for power for the remaining term had it not been terminated (including gas supply and transportation costs) and the amount the non-defaulting party would be paid for power under a tolling agreement (or equivalent contracts for the purchase and sale of gas and power) for the remaining term. In the event of a dispute over the amount of any termination payment that the parties are unable to resolve by negotiation, the tolling agreement provides for mandatory arbitration, which could take as long as 6 months to more than a year to complete. To the extent that PG&E ET does not pay these damages, the counterparty may seek payment from PG&E GTN under the guarantee for an amount not to exceed $24 million.

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PG&E GTN also has provided a secondary guarantee to PG&E Energy Trading - Power, L.P. (PGET), a subsidiary of PG&E ET, related to a tolling agreement between PGET and Liberty Electric Power, LLC (Liberty). PG&E NEG is the primary guarantor. The aggregate liability under these guarantees is $150 million. By letter dated August 7, 2002, Liberty provided notice to PGET that the downgrade of PG&E NEG’s credit ratings constituted a material adverse change under the tolling agreement and that PGET was required to post replacement security in the amount of $150 million. PGET has not posted such security. PG&E ET is in negotiations with Liberty to resolve this situation. In the event of a default by PGET, Liberty is entitled to terminate the contract and receive a termination payment based upon the difference in the contract price for the power under the agreement and the market price for the power. In the event of a dispute over the amount of any termination payment that the parties are unable to resolve by negotiation, the tolling agreement provides for mandatory arbitration. The dispute resolution process could take as long as 6 months to more than a year to complete. Under the terms of these guarantees, Liberty must first proceed against PG&E NEG’s guarantee, and can only demand payment under PG&E GTN’s guarantee if (1) PG&E NEG is in bankruptcy or (2) Liberty has made a payment demand on PG&E NEG which remains unpaid 5 business days after the payment demand is made. PG&E GTN cannot predict whether it will become liable under this guarantee. If PG&E GTN becomes liable under the guarantee for this tolling agreement, such liability could have a material adverse effect on its financial condition or results of operations.

PG&E GTN also has an outstanding guarantee with a face amount of $13 million with respect to the obligations of North Baja Pipeline, LLC, a PG&E NEG subsidiary. The downgrade of PG&E GTN’s credit rating has no effect on this guarantee.

Excluding potential liability under the guarantees discussed above, the downgrade of PG&E GTN’s credit ratings is not expected to have a material adverse effect on its financial condition or results of operation.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

PG&E GAS TRANSMISSION, NORTHWEST CORPORATION

By:	/s/ THOMAS E. LEGRO
Thomas E. Legro Vice President and Controller

October 21, 2002

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